Exhibit 99.3

NEWS RELEASE For immediate release Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax (715) 424-4242 Email- pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Declares Quarterly Cash Dividend

WISCONSIN RAPIDS, Wis. – July 19, 2006 – Renaissance Learning®, Inc., (Nasdaq: RLRN), a leading provider of computerized assessment and progress monitoring tools for pre-K—12 schools and districts, announced that its Board of Directors declared a quarterly cash dividend of $.05 per share, payable September 1, 2006 to shareholders of record as of August 11, 2006.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of computerized assessment and progress monitoring tools for pre-K-12 schools and districts. Renaissance Learning products give students and teachers continuous feedback to inform instruction and help teachers and administrators motivate students, dramatically accelerate learning, and improve test scores. Renaissance Learning has seven U.S. locations and subsidiaries in Canada, India and the United Kingdom.

For more information visit www.renlearn.com.

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